UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2013, NetSuite Inc., a Delaware corporation (the “Company”), completed its previously announced private placement of $310 million principal amount of 0.25% Convertible Senior Notes due 2018 (the “Convertible Notes”), which includes $40 million principal amount of Convertible Notes issued pursuant to the full exercise of the over-allotment option granted to the initial purchasers in the offering. The net proceeds from the sale of the Convertible Notes were approximately $301.6 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Convertible Notes are governed by the terms of an indenture, dated as of June 4, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Convertible Notes are the senior unsecured obligations of the Company and bear interest at a rate of 0.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2013. The Convertible Notes will mature on June 1, 2018, unless earlier repurchased or converted. The Convertible Notes will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or a combination thereof at the Company’s election, at an initial conversion rate of 8.6133 shares of Common Stock of the Company, per $1,000 principal amount of Convertible Notes, which corresponds to an initial conversion price of approximately $116.10 per share of Common Stock and represents a conversion premium of approximately 35% based on the last reported sale price of the Common Stock of $86.00 on May 29, 2013, the date the Convertible Notes offering was priced. The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends. At any time prior to the close of business on the business day immediately preceding March 1, 2018, holders may convert their Convertible Notes at their option only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2013 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after March 1, 2018 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Convertible Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. If a make-whole fundamental change, as described in the Indenture, occurs and a holder elects to convert its Convertible Notes in connection with such make-whole fundamental change, such holder may be entitled to an increase in the conversion rate as described in the Indenture.

The Company may not redeem the Convertible Notes prior to the maturity date and no “sinking fund” is provided for the Convertible Notes, which means that the Company is not required to periodically redeem or retire the Convertible Notes. Upon the occurrence of certain fundamental changes involving the Company, holders of the Convertible Notes may require the Company to repurchase for cash all or part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest.

The Indenture does not contain any financial or maintenance covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Convertible Notes by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Convertible Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the Convertible Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects and for up to 270 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Convertible Notes.

The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and form of Note filed hereto as Exhibit 4.1 and Exhibit 4.2, respectively.

The transfer agent and registrar for the Company’s Common Stock is Wells Fargo Shareholder Services, an affiliate of the Trustee. The Company may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Convertible Notes were sold to initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Convertible Notes or the Common Stock issuable upon conversion of the Convertible Notes, if any.

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This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Convertible Notes and the shares of Common Stock issuable upon conversion of the Notes is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 8.01 Other Events

Contemporaneously with the closing of the offering of Convertible Notes, the Company used approximately $30 million of the net proceeds from the offering to repurchase 348,837 shares of its common stock from purchasers of the Convertible Notes in privately negotiated transactions effected through one of the initial purchasers as the Company’s agent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.:	Description

4.1	Indenture, dated as of June 4, 2013, between NetSuite Inc. and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 0.25% Convertible Senior Notes due 2018 (included in Exhibit 4.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013

NETSUITE INC.

By:	/s/ Ronald Gill
	Name:	Ronald Gill
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description

4.1	Indenture, dated as of June 4, 2013, between NetSuite Inc. and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 0.25% Convertible Senior Notes due 2018 (included in Exhibit 4.1)